Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-95657 of Parlux Fragrances, Inc. on Form S-8 of our report dated June 22, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty as described in Note 1), appearing in this Annual Report on Form 10-K of Parlux Fragrances, Inc. for the year ended March 31, 2001.

Deloitte & Touche LLP


Miami, Florida
July 16, 2001